EXHIBIT 23


                        AUDITORS' CONSENT


The Board of Directors
General Mills, Inc.:

   We consent to incorporation by reference in the Registration Statements (Nos. 2-49637, 2-91893, 33-15323, 33-37474, 33-39927
and 33-56032) on Form S-3 and Registration Statements (Nos. 2-13460, 2-53523, 2-66320, 2-91987, 2-95574, 33-24504, 33-27628, 33-
32059, 33-36892, 33-36893, 33-51070 and 33-50337) on Form S-8  of
General Mills, Inc. of our reports dated July 29, 1994, relating to the consolidated balance sheets of General Mills, Inc. and subsidiaries as of May 29, 1994 and May 30, 1993 and the related consolidated statements of earnings, cash flows and related financial statement schedules for each of the fiscal years in the three-year period ended May 29, 1994, which reports are included or incorporated by reference in the May 29, 1994 annual report on Form 10-K of General Mills, Inc.
  Our report covering the basic consolidated financial statements refers to changes in the method of accounting for postemployment benefits and for income taxes.
                              KPMG Peat Marwick

Minneapolis, Minnesota
August 22, 1994